UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2012

JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5757 North Green Bay Avenue Milwaukee Wisconsin		53209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 414-524-1200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

As previously disclosed in the Annual Report on Form 10-K of Johnson Controls, Inc. (the “Company”) for the year ended September 30, 2012, filed with the Securities and Exchange Commission (the “SEC”) on November 19, 2012, effective October 1, 2012, the Company reorganized the reportable segments within its Automotive Experience business to align with its new management reporting structure and business activities. Prior to this reorganization, Automotive Experience was comprised of three reportable segments for financial reporting purposes: North America, Europe and Asia. As a result of this change, Automotive Experience is now comprised of three different reportable segments for financial reporting purposes: Seating, Interiors and Electronics.

A description of the three Automotive Experience reportable segments after the reorganization is as follows:

•	Seating produces automotive seat metal structures and mechanisms, foam, trim, fabric and complete seat systems.

•	Interiors produces instrument panels, floor consoles, door panels, headliners and overhead systems.

•	Electronics produces information displays and body controllers, including electronic convenience features, and clusters.

Attached and incorporated herein by reference as Exhibit 99 is selected supplemental information related to previously issued historical segment information for the Automotive Experience business that is revised on a basis that is consistent with the reorganization of the reportable segments.

The information in this Current Report on 8-K and the exhibit attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

(99)	Financial Supplement dated December 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

December 17, 2012	By:	/s/ Brian J. Stief
	Name:	Brian J. Stief
	Title:	Vice President and
Corporate Controller